Exhibit (a)(1)(H)

AMENDED LETTER OF TRANSMITTAL

To Tender

Class A Common Shares (CUSIP Number 250565108)

of

DESIGNER BRANDS INC.

Pursuant to the Offer to Purchase

Dated June 8, 2023 and the Supplement to

Offer to Purchase Dated June 23, 2023

of up to $100 million of its Class A Common Shares

at a Cash Purchase Price not more than $10.00

nor less than $8.75 per Share.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, AT THE END OF THE DAY, NEW YORK CITY TIME, ON JULY 7, 2023, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First Class, Registered or Certified Mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	By Express or Overnight Delivery: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

YOU SHOULD READ CAREFULLY THIS AMENDED LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, BEFORE YOU COMPLETE IT. FOR THIS AMENDED LETTER OF TRANSMITTAL TO BE VALIDLY DELIVERED, IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES BEFORE OUR OFFER EXPIRES (IN ADDITION TO THE OTHER REQUIREMENTS DETAILED IN THIS AMENDED LETTER OF TRANSMITTAL AND ITS INSTRUCTIONS). DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY, THE INFORMATION AGENT, THE DEALER MANAGERS OR THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s)	Shares Tendered
(Please fill in. Attach separate schedule if needed—See Instruction 3)
	Certificated Shares**			Book-Entry Shares and DRS Shares
	Certificate No(s)*	Total number of Shares Represented by Certificate(s)*	Number of Shares Tendered**	Number of Shares Tendered***

TOTAL SHARES
*	Need not be completed if Shares are delivered by book-entry transfer by your broker to DTC.
**	Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.
***	If your Shares are held in Direct Registration (“DRS”) at Computershare indicate the amount of Shares you are tendering in the column Number of Shares Tendered.

READ THE INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THIS AMENDED LETTER OF TRANSMITTAL.

Indicate below the order (by certificate number) in which Shares are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 15.

1st:	2nd:	3rd:
4th:		5th:

This Amended Letter of Transmittal (together with any amendments and supplements thereto, this “Letter of Transmittal”) is to be used either if certificates for Class A Common Shares, without par value (each, a “Share,” and collectively, the “Shares”), of Designer Brands Inc. (the “Company,” “we,” “us” or “our”) being tendered are to be forwarded with this Letter of Transmittal or, unless an Agent’s Message (defined below) is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), at The Depository Trust Company (“DTC,” which is referred to as the “Book-Entry Transfer Facility,” pursuant to the procedures set forth in Section 3 of the Offer to Purchase, dated June 8, 2023 and the Supplement to Offer to Purchase, dated June 23, 2023 (together with any amendments or supplements thereto, the “Offer to Purchase,” and together with this Letter of Transmittal and other related materials, as each may be amended or supplemented from time to time, the “Offer”).

Tendering shareholders must deliver either the certificates for, or timely confirmation of book-entry transfer in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal to the Depositary by 12:00 Midnight, at the end of the day, New York City time, on July 7, 2023 unless we extend or terminate the Offer (such date and time, as they may be extended, the “Expiration Date”). The term Expiration Date refers to the specific time and date on which the Offer expires.

Tendering shareholders whose certificates for Shares are not immediately available or who cannot deliver either the certificates for, or timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to, their Shares and all other documents required by this Letter of Transmittal to the Depositary by the Expiration Date must tender their Shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

A shareholder owning beneficially or of record an aggregate of fewer than 100 Shares and who tenders all such Shares and satisfies the other requirements set forth in Instruction 8, may have all such Shares purchased before proration, if any, of the purchase of other Shares pursuant to the Offer.

Your attention is directed to the following:

1.	If you want to retain all your Shares, do not take any action.

2.

If you wish to maximize the chance that your Shares will be purchased by us, you should check the box in the section of this Letter of Transmittal captioned “Shares Tendered at a Price Determined Pursuant to the Offer”. If you agree to accept the Purchase Price (as defined below) determined pursuant to the Offer, your Shares will be deemed to be tendered at the minimum price of $8.75 per share. You should understand that this election will indicate that you will accept the Purchase Price as determined by us in accordance with the terms and subject to the conditions of the Offer, and this election may have the effect of lowering the Purchase Price and could result in your tendered Shares being purchased at $8.75 per Share, which is the low end of the price range in the Offer, less any applicable withholding taxes and without interest, a price that is below the last reported sale price of the Shares on the NYSE on June 22, 2023, the last full trading day prior to the amendment of the Offer, which was $9.37 per Share, and could be below the last reported sale price of the Shares on the NYSE on the Expiration Date.

3.

If you wish to select a specific price at which you will be tendering your Shares, you should select one of the boxes in the section captioned “Shares Tendered at a Price Determined by Shareholder” below and complete the other portions of this Letter of Transmittal as appropriate.

We urge shareholders who hold Shares through a broker, dealer, commercial bank, trust company or other nominee to consult their nominee to determine whether transaction costs are applicable if they tender Shares through their nominee and not directly to the Depositary.

QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE OFFER TO PURCHASE OR THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE INFORMATION AGENT OR THE DEALER MANAGERS AT THEIR RESPECTIVE ADDRESSES OR TELEPHONE NUMBERS SET FORTH AT THE END OF THIS LETTER OF TRANSMITTAL.

PLEASE READ CAREFULLY THE INSTRUCTIONS SET FORTH BELOW BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER ORDINARY SHARES BY BOOK-ENTRY TRANSFER):
Name of Tendering Institution: DTC Participant Number: Account Number: Transaction Code Number: Delivered by book-entry transfer:

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 7)

CHECK ONLY THE BOX UNDER 1 OR 2 BELOW.

IF BOTH BOXES UNDER 1 OR 2 ARE CHECKED OR IF NEITHER OF THE BOXES UNDER 1 OR 2 ARE CHECKED, THERE IS NO VALID TENDER OF SHARES.

1.	SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

☐

By checking this box INSTEAD OF ONE OF THE BOXES UNDER 2 BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined pursuant to the Offer. This action will maximize the chance of having the Company purchase all of the Shares tendered by the undersigned (subject to the possibility of proration). The undersigned understands that this election could result in the tendered shares being purchased at the minimum price of $8.75 per Share.

- OR -

2.	SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX UNDER 1 ABOVE, the undersigned hereby tenders Shares at the price checked in the corresponding box in the section below captioned “Price per Share at which Shares are Being Tendered.” This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the purchase price. All Shares so purchased by the Company will be purchased at the same price regardless of whether the shareholder tendered at a lower price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless such Shares were previously withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED.

CHECK ONLY ONE BOX BELOW: IF MORE THAN ONE BOX BELOW IS CHECKED OR IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

☐ $8.75	☐ $8.80	☐ $8.85	☐ $8.90	☐ $8.95
☐ $9.00	☐ $9.05	☐ $9.10	☐ $9.15	☐ $9.20
☐ $9.25	☐ $9.30	☐ $9.35	☐ $9.40	☐ $9.45
☐ $9.50	☐ $9.55	☐ $9.60	☐ $9.65	☐ $9.70
☐ $9.75	☐ $9.80	☐ $9.85	☐ $9.90	☐ $9.95
☐ $10.00

ODD LOTS

(See Instruction 8)

As described in “The Offer” of the Offer to Purchase, under certain conditions, a shareholder owning beneficially or of record an aggregate of fewer than 100 Shares, and who tenders all such Shares and satisfies the other requirements set forth in the Offer to Purchase, may have his or her Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 Shares and is tendering all such Shares; or

☐

is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all such Shares.

In addition, the undersigned is tendering all such Shares either (check one box):

☐

at the purchase price, as the same will be determined by the Company in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Price per Share at which Shares are Being Tendered”); or

☐	at the price per Share indicated above in the section captioned “Price per Share at which Shares are Being Tendered.”

CONDITIONAL TENDER

(See Instruction 12)

As described in Section 6 of the Offer to Purchase, a tendering shareholder may condition his or her tender of Shares upon the Company purchasing all or a specified minimum number of the Shares tendered. Unless at least the minimum number of Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. IT IS THE TENDERING SHAREHOLDER’S RESPONSIBILITY TO CALCULATE THE MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED FROM THE SHAREHOLDER IN ORDER FOR THE SHAREHOLDER TO QUALIFY FOR SALE OR EXCHANGE (RATHER THAN DISTRIBUTION) TREATMENT FOR U.S. FEDERAL INCOME TAX PURPOSES. SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS BEFORE COMPLETING THIS SECTION. NO ASSURANCES CAN BE PROVIDED THAT A CONDITIONAL TENDER WILL ACHIEVE THE INTENDED U.S. FEDERAL INCOME TAX RESULT FOR ANY SHAREHOLDER TENDERING SHARES. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: _____ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Designer Brands Inc., an Ohio corporation (the “Company”), the above-described Shares, without par value, of the Company (the “Shares”), at the price indicated in this Amended Letter of Transmittal (the “Letter of Transmittal”), in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 8, 2023 and the Supplement to Offer to Purchase, dated June 23, 2023 (collectively, as amended or supplemented from time to time, the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

Subject to, and effective upon, acceptance for payment for the Shares tendered herewith in accordance with the terms of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to all the Shares tendered hereby, or orders the registration of such Shares delivered by book-entry transfer, that are purchased pursuant to the Offer and hereby irrevocably constitutes and appoints the Company, the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a)

deliver certificates for such tendered Shares or transfer ownership of such Shares on the account books maintained by The Depository Trust Company (“DTC”), together, in any such case, with all accompanying evidence of transfer and authenticity, to or upon the order of the Company, upon receipt by Computershare Trust Company, N.A. (the “Depositary”) of the Purchase Price (as defined below) with respect to such Shares;

(b)	present instructions for cancellation and transfer of such Shares on the Company’s books; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby represents and warrants that:

(a)

the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered and that, when the same are accepted for payment by the Company, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, claims, charges, encumbrances and other obligations relating to the sale or transfer of the Shares;

(b)

the undersigned will, on request by the Depositary or the Company, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered, all in accordance with the terms of the Offer; and

(c)

the undersigned understands that tendering Shares pursuant to any one of the procedures described in “Procedures for Tendering Shares” and “Withdrawal Rights” in the Offer to Purchase and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer, including the undersigned’s representation and warranty that: (i) the undersigned has a “net long position” in Shares at least equal to the Shares tendered within the meaning of Rule 14e- 4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) such tender of Shares complies with Rule 14e-4 under the Exchange Act.

The undersigned understands that the purchase price will be the lowest price per Share (in increments of $0.05) not more than $10.00 per Share nor less than $8.75 per Share (such price per Share or such other price that may be set forth in an amendment to the Offer referred to as the “Purchase Price”) selected by the Company that will allow the Company to purchase the value of Shares sought in the Offer or, if a lesser value is properly tendered, all Shares that are properly tendered and not properly withdrawn (subject to the Company’s right to purchase additional Shares as described in the Offer to Purchase), in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Offer, including the proration provisions thereof, and that the Company will promptly return all other Shares, including Shares not purchased because of proration.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in “Procedures for Tendering Shares” of the Offer to Purchase and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, the Company may terminate or amend the Offer or may not be required to accept for payment any of the Shares tendered herewith or may accept for payment fewer than all the Shares tendered herewith in accordance with the priority and proration provisions described in “Number of Shares; Price; Proration” of the Offer to Purchase.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

Unless otherwise indicated under “Special Payment Instructions”, please issue the check for the aggregate Purchase Price in the name(s) of the registered holder(s) appearing under “Description of Shares Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the aggregate Purchase Price to the address(es) of the registered holder(s) appearing under “Description of Shares Tendered.” In the event that both the “Special Delivery Instructions” and the “Special Payment Instructions” are completed, please issue the check for the aggregate Purchase Price in the name(s) of, and deliver said check to, the person or persons so indicated. In the case of book-entry delivery of Shares, please credit the account maintained at DTC with any Shares not accepted for payment. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any Shares from the name(s) of the registered holder(s) thereof if the Company does not accept for payment any of the Shares so tendered.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 4 and 9)	SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, 5, 6, 8 and 9)

To be completed ONLY if the check for the aggregate Purchase Price of Shares purchased is to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature.

Mail check to:

To be completed ONLY if the check for the aggregate Purchase Price of Shares purchased is to be issued in the name of someone other than the undersigned. Issue any check to:
Name	Name
(Please Print)	(Please Print)
Address	Address

(Please Include Zip Code)	(Please Include Zip Code)

(Taxpayer Identification or Social Security Number)

SIGN HERE

(See Instructions 1 and 5)

(Please complete Form W-9 below or appropriate Form W-8, as applicable)
By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

Signature(s) of Owner(s)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (full title)

Address

(Include Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security Number

(See Instruction 11)

Dated

(Must be signed by registered holder(s) exactly as name(s) appear(s) on share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.)

GUARANTEE OF SIGNATURE(S) (See Instructions 1 and 5)

Authorized Signature

Name(s)

(Please Print)

Title

Name of Firm

Address

(Include Zip Code)

Area Code and Telephone Number

Dated

IMPORTANT TAX INFORMATION

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. PARTICIPATION IN THE OFFER IS GENERALLY A TAXABLE TRANSACTION. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER AND ARE ALSO URGED TO REVIEW SECTION 14 OF THE OFFER TO PURCHASE.

Under U.S. federal income tax law, a shareholder whose tendered Shares are accepted for payment is required to provide the Depositary or other applicable withholding agent with such shareholder’s correct taxpayer identification number (“TIN”) on a properly completed Internal Revenue Service (“IRS”) Form W-9 (“Form W-9”), which accompanies this Letter of Transmittal. In addition, payments that are made to such shareholder or other payee with respect to Shares purchased pursuant to the Offer may be subject to 24% backup withholding.

Certain shareholders (including, among others, most corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. In order for a foreign person to qualify as an exempt recipient, the shareholder must submit an IRS Form W-8BEN or IRS Form W-8BEN-E or any other applicable IRS Form W-8 (or applicable successor form), signed under penalties of perjury, attesting to that person’s exempt status. An IRS Form W-8BEN or IRS Form W-8BEN-E (or any other IRS Form W-8) can be obtained from the Depositary or from the IRS website (www.irs.gov). See the instructions to the enclosed Form W-9 for additional information.

A SHAREHOLDER SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR AS TO HIS, HER OR ITS QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

If backup withholding applies to any payments, the Depositary or other applicable withholding agent is required to withhold 24% of any such payments to be made to the shareholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided that the required information is timely given to the IRS.

The shareholder is required to give the Depositary or other applicable withholding agent the TIN (e.g., social security number or employer identification number) of the record owner of the Shares. If the Shares are registered in more than one name or are not registered in the name of the actual owner, consult the instructions to the accompanying Form W-9 for additional guidance on which number to report.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.

Guarantee of Signatures. Signatures on this Letter of Transmittal must be guaranteed by a firm which is a member of the Securities Transfer Agent Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”), except in cases where Shares are tendered (i) by a registered holder (which term, for purposes of this Letter of Transmittal, will include any participant in DTC whose name appears on a security position listing as the owner of the Shares) of Shares who has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (ii) for the account of an Eligible Institution. Shareholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 5.

2.

Requirements of Tender. This Letter of Transmittal is to be completed by shareholder either if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined below) is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in “Procedures for Tendering Shares” of the Offer to Purchase. For a shareholder to validly tender Shares pursuant to the Offer, (i) this Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered Shares, together with any required signature guarantees, and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Date, (ii) this Letter of Transmittal, properly completed and duly executed, together with any required Agent’s Message and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Date and Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date or (iii) the shareholder must comply with the guaranteed delivery procedures set forth below and in “Procedures for Tendering Shares” of the Offer to Purchase.

Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Company extends the Offer beyond that time, tendered Shares may be withdrawn at any time until the extended Expiration Date. If, following the Expiration Date, the Company has not accepted for payment Shares that a shareholder has properly tendered to the Company by 12:00 Midnight, at the end of the day, New York City time, on August 4, 2023, such shareholder may also withdraw its Shares at any time thereafter. To withdraw tendered Shares, shareholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at the address set forth in this Letter of Transmittal.

Any notice of withdrawal must specify the name of the tendering shareholder, the number of Shares to be withdrawn, and the name of the registered holder of such Shares. In addition, if the certificates for Shares to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering shareholder must also submit the serial numbers shown on the particular certificates for Shares to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution). If Shares have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

The method of delivery of all documents, including this Letter of Transmittal and any other required documents, is at the option and risk of the tendering shareholder and delivery will be deemed made only when actually received by the Depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery to the Depositary prior to the Expiration Date.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal, each tendering shareholder waives any right to receive any notice of the acceptance of such shareholder’s tender.

3.

Inadequate Space. If the space provided in the box entitled “Description of Shares Tendered” is inadequate, the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.

Partial Tenders (Not Applicable to Shareholders Who Tender by Book-Entry Transfer). If fewer than all of the Shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of Shares that are to be tendered in the box entitled “Description of Shares Tendered.” In any such case, new certificate(s) for the remainder of the Shares that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, Shares tendered herewith. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.	Signatures on Letter of Transmittal, Share Powers and Endorsements.

1.

If this Letter of Transmittal is signed by the registered holder(s) of Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) or security position without any change or alteration whatsoever.

2.	If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

3.

If any Shares tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

4.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to the Company of his or her authority to so act.

5.

If this Letter of Transmittal is signed by the registered owner(s) of Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for Shares not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

6.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of Shares tendered hereby, the certificate(s) representing such Shares must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

6.

Share Transfer Taxes. The Company will pay any share transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer. If, however, payment of the aggregate Purchase Price is to be made to, or Shares not tendered or accepted for purchase are to be registered in the name of, any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person signing this Letter of Transmittal, the amount of any share transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be the responsibility of the holder and satisfactory evidence of payment of such taxes or exemption therefrom may be required.

7.

Indication of Price at which Shares are Being Tendered. If you want to tender your Shares you must properly complete the pricing section of this Letter of Transmittal, which is called “Price per Share at which Shares are Being Tendered.” You must check either the box under “1. Shares Tendered at a Price Determined Pursuant to the Offer” or the box under “2. Shares Tendered at a Price Determined by the

Shareholder.” If both of such boxes are checked, or if neither of such boxes is checked, there is no valid tender of Shares. If you check the box under “2. Shares Tendered at a Price Determined by the Shareholder,” you must additionally check one box in the section captioned “Price per Share at which Shares are Being Tendered” corresponding to the price at which you want to tender your Shares; if more than one of such boxes is checked or if none of such boxes is checked, there is no valid tender of Shares. If you want to tender portions of your Shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender Shares. However, the same Shares cannot be tendered at more than one price, unless such Shares were previously withdrawn as provided in “Procedures for Tendering and Withdrawing Shares” of the Offer to Purchase. By checking the box under “1. Shares Tendered at a Price Determined Pursuant to the Offer” instead of the box under “2. Shares Tendered at a Price Determined by the Shareholder,” you are tendering Shares and are willing to accept the Purchase Price selected by the Company in accordance with the terms of the Offer. You should understand that checking the box under “1. Shares Tendered at a Price Determined Pursuant to the Offer” may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $8.75.

8.

Odd Lots. As described in “Summary Term Sheet” and “The Offer” of the Offer to Purchase, in the event that Shares representing more than $100 million in aggregate purchase price are properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date (or such greater value as the Company may elect to purchase pursuant to the Offer, subject to applicable law), the Company, upon the terms and subject to the conditions of the Offer, will accept Shares for purchase first from all Shares properly tendered at or below the Purchase Price and not properly withdrawn before the Expiration Date by any shareholder who owns beneficially or of record an aggregate of fewer than 100 Shares and who tendered all Shares beneficially owned by such person (partial tenders of Shares will not qualify for this preference) and completed the box captioned “Odd Lots” in this Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery. This preference will not be available unless the box above entitled “Odd Lots” is completed.

9.

Irregularities. All questions as to the price to be paid for the Shares to be accepted and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Company in its reasonable discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders reasonably determined by it not to be in proper form or the acceptance for payment of which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any condition of the Offer (except as provided in “Conditions to the Offer” of the Offer to Purchase) or any defect or irregularity in the tender of any particular Shares or any particular shareholder, whether or not similar defects or irregularities are waived in the case of other shareholders, and the Company’s reasonable interpretation of the terms and conditions of the Offer (including these instructions) will be final and binding on all persons. No tender of Shares will be deemed to have been properly made until all defects and irregularities have been cured or waived to the satisfaction of the Company. The Company will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. Neither the Company, nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company’s reasonable interpretation of the terms of and conditions to the Offer, including this Letter of Transmittal and the instructions hereto, will be final and binding on all persons participating in the Offer. Any determination by the Company as to the validity, form, eligibility and acceptance of Shares for payment, or any interpretation by the Company as to the terms and conditions of the Offer, is subject to applicable law and, if challenged by shareholders in a lawsuit, to the judgment of a court of competent jurisdiction.

10.

Special Payment and Delivery Instructions. If the check for the aggregate Purchase Price of any Shares purchased is to be issued to, or any Shares not tendered or not purchased are to be returned in the name of, a person other than the person(s) signing this Letter of Transmittal or if the check is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown in the box entitled “Descriptions of Shares Tendered,” the boxes entitled “Special Payment Instructions” and/or “Special Delivery Instructions” on this Letter of Transmittal should be completed.

11.

Request for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase, this Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent at its address, telephone numbers or email address set forth below.

12.

Conditional Tenders. As described in Sections 1 and 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered Shares being purchased. If you wish to make a conditional tender, you must indicate this in the box captioned “Conditional Tender” in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. In the box in this Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, you must calculate and appropriately indicate the minimum number of Shares that must be purchased from you if any are to be purchased from you.

As discussed in Sections 1 and 6 of the Offer to Purchase, proration may affect whether the Company accepts conditional tenders and may result in Shares tendered pursuant to a conditional tender being deemed withdrawn if the required minimum number of Shares would not be purchased. If, because of proration, the minimum number of Shares that you designate will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked the box so indicating. Upon selection by lot, if any, the Company will limit its purchase in each case to the designated minimum number of Shares.

All tendered Shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed.

The conditional tender alternative is made available so that a shareholder may seek to structure the purchase of Shares pursuant to the Offer in such a manner that the purchase will be treated as a sale of such Shares by the shareholder, rather than a distribution to the shareholder, for U.S. federal income tax purposes. It is the tendering shareholder’s responsibility to calculate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale rather than distribution treatment. Each shareholder is urged to consult his or her tax advisor. See Section 14 of the Offer to Purchase.

13.

Lost, Destroyed or Stolen Certificates. If any certificate representing Shares has been lost, destroyed or stolen, the shareholder should promptly notify Computershare, as the transfer agent, at the toll-free number 1-877-581-5548. The shareholder will then be instructed by Computershare as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

14.

Form W-9. Except as provided above under “Important Tax Information”, each tendering shareholder is required to provide the Depositary or other applicable withholding agent with a correct TIN on Form W-9, which accompanies this Letter of Transmittal. Failure to provide the information on the Form W-9 may subject the tendering shareholder to a 24% federal backup withholding tax imposed on the payments made to the shareholder or other payee with respect to Shares purchased pursuant to the Offer.

15.

Non-U.S. Holder Withholding. Even if a Non-U.S. Holder (as defined in Section 14 of the Offer to Purchase) has provided the required certification to avoid backup withholding, the Depositary or other applicable withholding agent may withhold U.S. federal income taxes equal to 30% of the gross payments payable to a Non-U.S. Holder or his or her agent unless the Depositary or other applicable withholding agent determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. In order to obtain a reduced rate of withholding pursuant to a tax treaty, a Non-U.S. Holder must deliver to the Depositary or other applicable withholding agent, before the payment is made, a properly completed and executed IRS Form W-8BEN (for individuals) or IRS Form W-8BEN-E (for entities) (or, in each case, an applicable successor form). In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary or other applicable withholding agent, before the payment is made, a properly completed and executed IRS Form W-8ECI (or applicable successor form). A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if such holder satisfies certain requirements (see Section 14 of the Offer to Purchase) or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or a treaty-reduced rate of withholding.

Non-U.S. Holders are urged to consult their tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

In addition, a Non-U.S. Holder (other than an individual) may be subject to a 30% withholding tax under Chapter 4 of the Internal Revenue Code of 1986, as amended, commonly referred to as “FATCA,” unless such Non-U.S. Holder establishes an exemption from such withholding tax under FATCA, typically on IRS Form W-8BEN-E. If the Depositary withholds any amounts under FATCA, such amounts will be credited against any withholding due for U.S. federal income tax.

The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each shareholder of the Company or such shareholder’s broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID BINDING DELIVERY TO THE DEPOSITARY.

Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent. Shareholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Dealer Managers for the Offer are:

BofA Securities, Inc.

One Bryant Park, 8th Floor

New York, New York 10036

Call Toll-Free: (888) 803-9655

BMO Capital Markets Corp.

151 W. 42nd Street, 32nd Floor

New York, New York 10036

Call: (212) 702-1101

The Information Agent for the Offer is:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll-Free: (888) 206-5896